UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2024

AFRICAN AGRICULTURE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40722	98-1594494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

445 Park Avenue, Ninth Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 745-1164

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AAGR	Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	AAGRW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alan Kessler from the Board of Directors; Appointment of Michael Rhodes to the Board of Directors

Effective as of April 8, 2024, Alan Kessler resigned and stepped down from the Board of Directors (the “Board”) of African Agriculture Holdings, Inc. (the “Company”). Mr. Kessler’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

To fill the vacancy on the Board as a result of Mr. Kessler’s resignation, the Board appointed Mr. Michael Rhodes to serve on the Board, effective April 22, 2024.

There is no arrangement or understanding between Mr. Rhodes and any other persons pursuant to which Mr. Rhodes was selected as a director.

Separation Agreement with Mr. Kessler

On April 8, 2024, the Board approved a Resignation and General Release Agreement (the “Resignation Agreement”) by and among the Company, African Agriculture, Inc. (“AA”), African Discovery Group, Inc. (“African Discovery Group”) and Mr. Kessler. Pursuant to the Resignation Agreement, African Discovery Group’s engagement with the Company terminated effective as April 8, 2024 (the “Resignation Date”), and Mr. Kessler resigned from his roles as both Executive Chairman of the Board and as a member of the Board also effective as of the Resignation Date. Mr. Kessler had previously resigned from his role as Chief Executive Officer of the Company on January 31, 2024. African Discovery Group will be entitled to the following benefits after the Resignation Agreement becomes effective:

●	$330,000 payable in a single lump sum on the earlier to occur of (i) the date Company achieves a capital raise of at least $5,000,000 in a single transaction or series of related transactions following the Resignation Date, or (ii) December 31, 2024 (such earlier date, the “Deadline”); provided, that, the Board may elect, in its sole discretion, (x) to pay such amount in installments, so long as it is paid in full no later than the Deadline, and/or (y) to pay all or any portion of such amount to Kessler in his individual capacity by the Deadline in the form of shares of common stock of the Company having a fair market value equal to the value of the portion of the $330,000 payment so elected to be paid in common stock, as determined by the Board based on the closing share price of the Company’s common stock on the applicable payment date; and subject, in each case, to the Company’s ability to make such payment without jeopardizing the ability of the Company to continue as a going concern under Treasury Regulation Section 1.409A-1(b)(4)(ii);

●	vesting in full of all outstanding restricted stock units held by African Discovery Group as of the Resignation Date; and

●	a general release of claims by the Company and AA in favor of African Discovery Group (with certain limited exceptions).

Mr. Kessler will be entitled to the following benefits after the Resignation Agreement becomes effective:

●	vesting in full of all outstanding restricted stock units held by Mr. Kessler as of the Resignation Date; and

●	a general release of claims by the Company and AA in favor of Mr. Kessler (with certain limited exceptions).

In exchange for the payments and benefits to African Discovery Group and Mr. Kessler, African Discovery Group and Mr. Kessler will release the Company and AA from any and all claims (with certain limited exceptions).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Resignation and General Release Agreement by and among the Company, African Agriculture, Inc., African Discovery Group, Inc. and Alan Kessler, dated April 8, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN AGRICULTURE HOLDINGS INC.

Dated: April 12, 2024	By:	/s/ Harry Green
		Name:	Harry Green
		Title:	Chief Financial Officer

2